Exhibit 99.1

February 24, 2023

Via Electronic Mail

Andrew Gray

andy.gray.nj@gmail.com

Re: Notice of Termination (Revised)

Dear Andy:

This will confirm our continued follow-up discussions with regard to the termination of your employment with Foot Locker, Inc. (the “Company”). This letter, along with the Separation Agreement and General Release attached as Exhibit A, sets forth the arrangements with regard to the separation of your employment. In the event of a conflict between the terms of this letter agreement and of any other communication, whether oral or written, this letter agreement shall govern.

1.             (a) Attached as Exhibit A is a Separation Agreement and General Release (the “Separation Agreement”), which you are required to sign and return to the Company in order to be eligible to receive severance benefits. As noted in the Separation Agreement, you have 45 days from the date hereof to consider whether to sign it. Provided that you have executed and not revoked the Separation Agreement, within ten (10) days after the expiration of the seven (7) day revocation period, you will be paid one and a half (1.5) times your current salary, which totals Nine Hundred Fifty Two Thousand Five Hundred Dollars ($952,500), less applicable taxes and withholdings. In the event of your death prior to the date on which such Severance Payment is made, such Severance Payment shall be made to your estate.

(b)     Provided that you have executed and not revoked the Separation Agreement, you will be paid One Million Six Hundred Twenty Three Thousand Dollars (($1,623,000), less applicable taxes and withholdings, within ten (10) days after the expiration of the seven (7) day revocation period (“Additional Consideration Payment”). In the event of your death prior to the date on which such Additional Consideration Payment is made, the aforementioned payment shall be made to your estate.

(c)     You acknowledge that under the provisions of Section 4 of Exhibit A to your offer letter, entitled “Exhibit A Additional Offer Letter Provisions,” executed on July 26, 2020, (the “Term Sheet”), you have agreed not to compete with the Company (including hiring employees of the Company) for the remainder of your employment with the Company and for two (2) years following the Separation Date (the “Non-Competition Period”), and you have agreed not to disclose confidential information about the Company at any time. Specifically, your non-competition covenant shall apply to the following entities: JD Sports Fashion plc, Snipes, Snipes SE, Dick’s Sporting Goods, Inc., Hibbett Sports, Inc., Zalando SE, AW LAB, and StockX. You represent and acknowledge that you do not presently have in your possession any confidential

1

Mr. Andrew Gray

February 24, 2023

information of the Company, and that you have returned all confidential information concerning the Company that was in your possession, in whatever form, to the Company on or before the Separation Date.

(d)      No later than the next regularly scheduled payday following your Separation Date, in accordance with the Company’s normal policies and practices, you will be paid (i) any wages due and owing to you for the period prior to the Separation Date, (ii) provided you have submitted expense reimbursement reports and receipts in accordance with the Company’s policies, reimbursement of any business expenses incurred prior to the date hereof, and (iii) an amount in lieu of any accrued but unused vacation as of the Separation Date.

(e)     You shall not be entitled to receive any payment under the Annual Incentive Compensation Plan for 2022 or any unearned award under the Long-Term Incentive Compensation Plan for any period.

(f)       All amounts payable to you hereunder shall be subject to withholding for federal, state, and local income taxes.

3.    All unexercised stock options granted to you prior to the date hereof, and not exercised or cancelled on or before the Separation Date, as outlined in attached Benefits Transition Summary (Exhibit C) pursuant to the provisions of the 2007 Stock Incentive Plan (“Incentive Plan”) shall remain exercisable in accordance with the relevant provisions of the Incentive Plan. Your “effective date of termination” for purposes of the Incentive Plan shall be the Separation Date. A summary of stock options granted to you, and their status, is reflected Exhibit D.

4.       Your participation in the medical, drug, dental, and life insurance plans for active employees of the Company is explained in the attached Benefits Transition Summary in Exhibit

C. Please advise us immediately if you become eligible for coverage with a future employer. Nothing in this letter agreement shall affect your accrued benefits under the Company’s 401(k) Plan.

5.              (a) This letter agreement shall be interpreted in accordance with the laws of the State of New York applicable to contracts to be performed therein.

(b) If any provision of this letter agreement would result in unintended or adverse tax consequences to you or the Company under Section 409A of the Internal Revenue Code of 1986, as amended (the “JOBS Act”) or other Department of the Treasury guidance, the Company may, but shall have no obligation to, reform this letter agreement or any provision hereof to maintain to the maximum extent practicable the original intent of the provision without violating the provisions of the JOBS Act.

Mr. Andrew Gray

February 24, 2023

Please sign and return the copy of this letter enclosed for that purpose to indicate your acceptance of, and agreement with, these arrangements. The signed Separation Agreement (Exhibit A), which form a part hereof, should also be returned to us contemporaneously.

Sincerely,

/s/ Rosalind Reeves

Rosalind Reeves

Executive Vice President,

Chief Human Resources Officer

ACCEPTED AND AGREED:

/s/ Andrew Gray

Andrew Gray

Dated: March 6, 2023

Exhibit A

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is entered into by and between Foot Locker, Inc., a New York corporation with its principal office located at 330 West 34th Street, New York, New York 10001, on behalf of itself, its subsidiaries, and other corporate affiliates (collectively, the “Employer”) and Andrew Gray (the “Employee”) (the Employer and the Employee are collectively referred to as the “Parties”) and shall be deemed executed upon the last date of execution by all of the undersigned (the “Execution Date”).

The Parties have executed an agreement entitled “Exhibit A Additional Offer Letter Provisions,” executed on July 26, 2020 (the “Term Sheet”), the terms of which are incorporated by reference herein. To the extent there is a conflict between the terms of this Agreement and of the Term Sheet, this Agreement shall govern.

The Employee’s last day of employment with the Employer is January 23, 2023 (the “Separation Date”). After the Separation Date, the Employee will not represent himself as being an employee, officer, attorney, agent, or representative of the Employer for any purpose. Except as otherwise set forth in this Agreement, the Separation Date is the employment termination date for the Employee for all purposes, meaning the Employee is not entitled to any further compensation, monies, or other benefits from the Employer as of the Separation Date.

The Employee agrees to not seek future employment with the Employer.

1.                  Return of Property. By the Separation Date, the Employee must return all Employer property, including identification cards or badges, access codes or devices, keys, laptops, computers, iPads, telephones, mobile phones, hand-held electronic devices, credit cards, electronically-stored documents or files, physical files, and any other Employer property in the Employee’s possession, which for the avoidance of doubt, shall not include Employee’s personal contacts or any information which is generally available to the public other than as a result of a disclosure by you in breach of your confidentiality obligations under this Agreement or the Employment Agreement.

2.                  Employee Representations. The Employee specifically represents, warrants, and confirms that the Employee:

(a)               has not filed any claims, complaints, or actions of any kind against the Employer with any federal, state, or local court or government or administrative agency;

(b)               has been properly paid for all hours worked for the Employer;

(c)               has received all salary, wages, commissions, bonuses, and other compensation due to the Employee, with the exception of the Employee’s final payroll check for wages due and owing, which will be paid on the next regularly scheduled payroll date for the pay period including the Separation Date, and other payments and benefits to which Employee is entitled under this Agreement; and

(d)               has not engaged in and is not aware of any unlawful conduct relating to the business of the Employer.

3.                  Separation Benefits. As consideration for the Employee’s execution of, non-revocation of, and compliance with this Agreement, including the Employee’s waiver and release of claims in Section 4 and other post-separation obligations, the Employer agrees to provide the following benefits to which the Employee is not otherwise entitled:

(a)          A payment of Nine Hundred Fifty Two Thousand Five Hundred Dollars ($952,500), less all relevant taxes and other withholdings, which shall be paid within ten (10) days following the Effective Date, as defined in Paragraph 5, subject to the Employee’s timely execution and non-revocation of this Agreement; and

(b)        An additional consideration of One Million Six Hundred Twenty Three Thousand Dollars ($1,623,000), less all relevant taxes and other withholdings, which shall be paid within ten (10) days following the Effective Date, subject to the Employee’s timely execution and non-revocation of this Agreement; and

(c)            If the Employee timely and properly elects COBRA continuation coverage under the Employer’s health plan, the Employee may be permitted to continue participation in the Plan under COBRA by continuing to pay premiums to the Employer at the contribution level in effect for active employees until the earliest of: (i) the expiration of eighteen (18) months following the Separation Date; (ii) the date the Employee becomes covered under another employer's health plan; or (iii) the expiration of the maximum COBRA continuation coverage period for which the Employee is eligible under federal law. At the end of this period, the Employee shall be eligible to continue coverage, pursuant to COBRA, and shall be responsible for the entire COBRA premium for the remainder of the applicable COBRA continuation period; and

(d)               Additional benefits as outlined in the Benefits Transition Summary (Exhibit C to the letter agreement, Notice of Separation) that has been provided to the Employee on February 24, 2023.

The Employee understands, acknowledges, and agrees that these benefits exceed what the Employee is otherwise entitled to receive on separation from employment, and that these benefits are being given as consideration in exchange for executing this Agreement and the general release and restrictive covenants contained in it. The Employee further acknowledges that the Employee is not entitled to any additional payment or consideration not specifically referenced in this Agreement.

4.	Release.

(a)	Employee’s General Release and Waiver of Claims

In exchange for the consideration provided in this Agreement, and except as specifically provided below, the Employee and the Employee’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Employer, including the Employer’s subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, shareholders, partners, and other related persons or entities, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claims”), that Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to the Employee’s hire, benefits, employment, termination, or separation from employment with the Employer by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the Execution Date, including, but not limited to:

(i)                 any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the Age Discrimination in Employment Act (ADEA), the Immigration Reform and Control Act (IRCA), the New York State Human Rights Law (NYSHRL), the New York Labor Law (NYLL) (including but not limited to the Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York Civil Rights Law, Section 125 of the New York Workers’ Compensation Law, Article 23-A of the New York Correction Law, the New York City Human Rights Law (NYCHRL), the New York State mini-WARN Act, and the New York City Earned Safe and Sick Leave Law, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

(ii)               any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance, including under the Foot Locker, Inc. Severance Pay Plan, that may be legally waived and released;

(iii)             any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, intentional or tortious interference with contract or prospective business advantage or business relationship, negligent or intentional misrepresentation, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, assault, battery, false imprisonment, invasion of privacy, fraudulent inducement, fraudulent concealment, constitutional violation, wrongful termination or discharge, and negligent or intentional infliction of emotional distress; and

(iv)             any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.

However, this general release and waiver of claims excludes, and the Employee does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission, the New York State Division of Human Rights, the New York City Commission on Human Rights, the Florida Commission on Human Relations, the Texas Workforce Commission, or other similar federal, state, or local administrative agencies, although the Employee waives any right to monetary relief or any other legal or equitable relief whatsoever related to any filed charge or administrative complaint by Employee or anyone else on Employee’s behalf; (B) claims that cannot be waived by law; (C) claims arising after the Effective Date of this Agreement; (D) any rights to vested benefits, such as pension retirement, welfare, or equity benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements; (E) Employee’s rights to any continuation of health coverage, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), subject to the terms and conditions of the applicable Employer health plan and applicable law; (F) Employee’s rights to indemnification as provided by, and in accordance with the terms of, the Employer’s by-laws or other organizational documents or policies, any Employer insurance policy (including, but not limited to, directors and officers liability insurance) providing such coverage, and applicable law; (G) Employee’s rights and obligations as a shareholder or equity-holder of the Employer, to the extent provided by law; and (H) Employee’s right to enforce this Agreement.

(b)	Specific Release of ADEA Claims

In further consideration of the payments and benefits provided to the Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Claims, whether known or unknown, from the beginning of time through the date of the Employee’s execution of this Agreement arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, the Employee hereby acknowledges and confirms that:

(i)                 the Employee has read this Agreement in its entirety and understands all of its terms;

(ii)               by this Agreement, the Employee has been advised in writing to consult with an attorney of the Employee’s choosing and has consulted with such counsel as the Employee believed was necessary before signing this Agreement;

(iii)             the Employee knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;

(iv)             the Employee is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;

(v)               the Employee was given at least forty-five (45) days to consider the terms of this Agreement and the disclosure information attached hereto as Exhibit B (which is being provided pursuant to the Older Workers Benefit Protection Act), and consult with an attorney of the Employee’s choice, although the Employee may sign it sooner if desired;

(vi)             the Employee understands that the Employee has seven (7) days after signing this Agreement to revoke the release in this paragraph by delivering notice of revocation to the Executive Vice President, General Counsel and Secretary at the Employer, 330 West 34th Street, New York, NY 10001, via email at sclarke@footlocker.com, before the end of this seven-day period; and

(vii)           the Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after the Employee signs this Agreement.

(c)	Employer’s General Release and Waiver of Claims

In exchange for the consideration provided in this Agreement, and except as specifically provided below, the Employer irrevocably and unconditionally fully and forever waives, releases, and discharges the Releasors from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claims”), that the Employer may have or has ever had against the Releasors, arising out of, or in any way related to the Employee’s hire, benefits, employment, termination, or separation from employment with the Employer by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Employer’s execution of this Agreement.

However, this general release and waiver of claims excludes, and the Employer does not waive, release, or discharge: (A) claims that cannot be waived by law; (B) claims arising after the Effective Date of this Agreement; (C) its right to enforce this Agreement; and (D) any claims arising out of or related to intentional or willful misconduct, or fraudulent, unlawful or criminal actions or conduct by Employee.

5.                  Revocation and Effective Date. After signing this Agreement, the Employee shall have seven (7) days (the “Revocation Period”) to revoke his decision by indicating his desire to do so in writing delivered via email to the Executive Vice President, General Counsel and Secretary at sclarke@footlocker.com by no later than the last day of the Revocation Period. If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. Notwithstanding the foregoing, Employee may not sign this Agreement before the Separation Date, and this will not be accepted or effective if signed before the Separation Date. Provided that the Employee does not revoke this Agreement during the Revocation Period, the Effective Date of this Agreement shall be the eighth (8th) day after the Employee signs the Agreement (the “Effective Date”). No payments due to the Employee under this Agreement shall be made or begin before the Effective Date.

6.	Post-Separation Obligations and Restrictive Covenants.

(a)	Acknowledgment

The Employee understands and acknowledges that by virtue of the Employee’s employment with the Employer, the Employee had access to and knowledge of Confidential Information, was in a position of trust and confidence with the Employer and benefitted from the Employer’s goodwill. The Employee understands and acknowledges that the Employer invested significant time and expense in developing the Confidential Information and goodwill.

The Employee further understands and acknowledges that the restrictive covenants below are necessary to protect the Employer’s legitimate business interests in its Confidential Information and goodwill. The Employee further understands and acknowledges that the Employer’s ability to reserve these for the exclusive knowledge and use of the Employer is of great competitive importance and commercial value to the Employer and that the Employer would be irreparably harmed if the Employee violates the restrictive covenants below.

(b)	Confidential Information

The Employee understands and acknowledges that during the course of employment with the Employer, the Employee has had access to and learned about confidential, secret, and proprietary documents, materials, and other information, in tangible and intangible form, of and relating to the Employer and its businesses and existing and prospective customers, vendors suppliers, investors, and other associated third parties (“Confidential Information”). The Employee further understands and acknowledges that this Confidential Information and the Employer’s ability to reserve it for the exclusive knowledge and use of the Employer is of great competitive importance and commercial value to the Employer, and that improper use or disclosure of the Confidential Information by the Employee may cause the Employer to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties.

For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, planning, techniques, agreements, drafts, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, process, databases, technologies, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, vendor data and information, developments, reports, internal controls, internal investigations, graphics, drawings, sketches, market studies, sales information, revenue, costs, notes, communications, product plans, designs, styles, models, ideas, original works of authorship, experimental processes, experimental results, specifications, customer information, customer lists, manufacturing information, information related to Company initiatives and/or future state of business, transformation or long-term strategies, and buyer lists of the Employer or its businesses or any existing or prospective customer, vendor supplier, investor, or other associated third party, or of any other person or entity that has entrusted information to the Employer in confidence.

The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified or treated as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

The Employee understands and agrees that Confidential Information developed by the Employee in the course of the Employee’s employment by the Employer is subject to the terms and conditions of this Agreement as if the Employer furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee, provided that the disclosure is through no direct or indirect fault of the Employee or person(s) acting on the Employee’s behalf.

(c)	Disclosure and Use Restrictions.

(i)             Employee Covenants. The Employee agrees and covenants:

(A)             to treat all Confidential Information as strictly confidential;

(B)              not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Employer) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Employer and, in any event, not to anyone outside of the direct employ of the Employer; and

(C)              not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Employer, except as allowed by applicable law, or with the prior written consent of the Chief Executive Officer of the Employer and then, such disclosure shall be made only within the limits and to the extent of such law or consent.

The Employee understands and acknowledges that the Employee’s obligations under this Agreement regarding any particular Confidential Information begin immediately and shall continue during and after the Employee’s employment by the Employer until the Confidential Information has become public knowledge other than as a result of the Employee’s breach of this Agreement or a breach by those acting in concert with the Employee or on the Employee’s behalf.

(ii)               Permitted Disclosures. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Employee shall promptly provide written notice of any such order to an authorized officer of the Employer.

(iii)             Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(A)             The Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

(B)              If the Employee files a lawsuit for retaliation by the Employer for reporting a suspected violation of law, the Employee may disclose the Employer’s trade secrets to the Employee’s attorney and use the trade secret information in the court proceeding if the Employee: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

(d)	Non-Competition

The “Restrictive Covenants” provision of the Term Sheet, paragraph 4, is hereby incorporated by reference. Because of the Employer’s legitimate business interest as described in this Agreement and the good and valuable consideration offered to the Employee, for the remainder of the Employee’s employment with the Employer and for the two (2) year period following the Separation Date (the “Non-Competition Period”), the Employee agrees and covenants not to engage in Competition with the Employer. “Competition” is defined as participating, directly or indirectly, as an individual proprietor, stockholder, officer, employee, director, joint venture, investor, lender, or in any capacity whatsoever (within the United States of America or in any other country where any of the Employee’s former employing members of the Employer does business) in the following businesses: JD Sports Fashion plc, Snipes, Snipes SE, Dick’s Sporting Goods, Inc., Hibbett Sports, Inc., Zalando SE, AW LAB, and StockX (“Restricted Entities”); provided, however, that such participation shall not include (a) the mere ownership of not more than one percent (1%) of the total outstanding stock of a publicly held company, provided that the Employee’s ownership represents a passive investment and that the Employee is not a controlling person of, or a member of a group that controls, the corporation; (b) the performance of services for any enterprise to the extent such services are not performed, directly or indirectly, for a business in competition with the Restricted Entities or for a business which supplies product to the Employer for the Restricted Entities; or (c) any activity engaged in with the prior written approval of the Chief Executive Officer of the Employer. Without limiting the foregoing, Competition also includes activity that may require or inevitably require the Employee’s disclosure of trade secrets, proprietary information, or Confidential Information.

(e)	Non-Solicitation of Employees

The Employee understands and acknowledges that the Employer has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Employer. The Employee agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the Separation of employment of any employee of the Employer for the remainder of the Employee’s employment with the Employer and for two (2) years to run consecutively, beginning on the Separation Date.

7.                  Cooperation. The parties agree that certain matters in which the Employee has been involved during the Employee’s employment may need the Employee’s cooperation with the Employer in the future. Accordingly, for a period of two (2) years after the Separation Date, to the extent reasonably requested by the Employer and upon reasonable advance notice, the Employee shall cooperate with the Employer regarding matters arising out of or related to the Employee’s service to the Employer. The Employer shall reimburse the Employee for reasonable expenses, excluding legal fees incurred in connection with this cooperation.

8.                  Miscellaneous. The Employee agrees and covenants that the Employee shall not at any time make, publish, or communicate to any person or entity in any public forum any defamatory or maliciously false remarks, comments, or statements concerning the Employer or its businesses, or any of its employees, officers, or directors.

This Section does not in any way restrict or impede the Employee from exercising protected rights, including rights under the National Labor Relations Act (NLRA) or the federal securities laws, including the Dodd-Frank Act, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Employee shall promptly provide written notice of any such order to the Employer’s General Counsel at sclarke@footlocker.com and at 330 West 34th Street, New York, NY 10001.

9.                  Confidentiality of Agreement. The Employee agrees and covenants that the Employee shall not disclose any of the negotiations of, terms of, or amount paid under this Agreement to any individual or entity; provided, however, that the Employee will not be prohibited from making disclosures to the Employee’s spouse or domestic partner, attorney, tax advisors, or as may be required by law.

This Section does not in any way restrict or impede the Employee from initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by a local, state, or federal agency, filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits, or exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Employee shall promptly provide written notice of any such order to the Employer’s General Counsel via email at sclarke@footlocker.com and via mail at 330 West 34th Street, New York, NY 10001.

10.              Remedies. In the event of a material breach or threatened material breach by the Employee of this Agreement, the Employee hereby acknowledges and agrees that the Employer shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such material breach or threatened material breach from any court of competent jurisdiction, and that money damages would not afford an adequate remedy, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief.

If a court or arbitrator determines that the Employee has materially breached any of the material terms of this Agreement or post-employment obligations contained in it, the Employer may, in addition to any other available remedies, seek to reclaim any amounts paid to the Employee under the provisions of this Agreement and terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it.

11.              Successors and Assigns. The Employer may freely assign this Agreement at any time. This Agreement shall inure to the benefit of the Employer and its successors and assigns. The Employee may not assign this Agreement in whole or in part. Any purported assignment by the Employee shall be null and void from the initial date of the purported assignment.

12.              Governing Law, Jurisdiction, and Venue. This Agreement, and all matters arising out of or relating to this Agreement, and the Employee’s employment or separation of employment with Employer, for all purposes shall be governed by and construed in accordance with the laws of New York, without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply.

13.              Entire Agreement. Unless specifically provided herein, this Agreement, together with the Term Sheet, contain all of the understandings and representations between Employer and Employee relating to his separation of employment and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter; provided, however, that nothing in this Agreement modifies, supersedes, voids, or otherwise alters Employee’s non-competition, non-solicitation, and confidentiality obligations and other covenants contained in this Agreement.

14.              Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Employee and by the General Counsel of the Employer. No waiver by either Party of any breach by the other party of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either Party in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

15.              Severability. If any provision of this Agreement is found by an arbitrator or court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, or enforceable only if modified, such finding shall not affect the validity of the remainder of this Agreement, which shall remain in full force and effect and continue to be binding on the Parties.

16.              Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

17.              Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart’s signature page of this Agreement by facsimile, email in portable document format (.pdf), through DocuSign, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement.

18.              No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Employer or Employee of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation.

19.              Notices. All notices under this Agreement must be given in writing at the addresses indicated in this Agreement. When providing written notice to Employer, a copy must be provided to Employer’s General Counsel as indicated below:

Notice to Employer:

Foot Locker, Inc.

330 West 34th Street

New York, NY 10001

c/o General Counsel

sclarke@footlocker.com

Notice to the Employee:

Mr. Andrew Gray

andy.gray.nj@gmail.com

20.              Tolling. If a court or arbitrator determines that Employee has violated any of the post-separation obligations in this Agreement, the obligation at issue will be tolled during any period of violation and shall begin to run again from the first date on which the Employee ceases to be in violation of such obligation.

21.              Arbitration. Any dispute or controversy arising under or in connection with this Agreement or the breach thereof, other than injunctive relief pursuant to Section 10, shall be settled by arbitration, conducted within the State of New York. The determination of the arbitration, which shall be based upon a de novo interpretation of this Agreement, shall be final and binding and judgment may be entered on the arbitrator’s award in any court having jurisdiction.

22.              Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Employer be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

23.              Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THE EMPLOYEE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE EMPLOYER FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date above.

[SIGNATURES ON FOLLOWING PAGE]

I have read the Separation Agreement and General Release and hereby accept the benefits provided under the Separation Agreement and General Release, subject to the terms and conditions set forth therein.

/s/ Andrew Gray

Andrew Gray

Dated: March 6, 2023

STATE OF New Jersey	)
ss.:
COUNTY OF Bergen	)

On this 6th day of March, 2023, before me personally came Andrew Gray, known to me to be the person described in and who executed the Separation Agreement and General Release, and he duly acknowledged to me that he executed the same.

Paul J. Duggan

Notary Public of New Jersey

ID # 2396758

My Commission Expires May 25, 2025

/s/ Paul J. Duggan

Notary Public

FOOT LOCKER, INC.

By: /s/ Rosalind Reeves

Name: Rosalind Reeves

Title: Executive Vice President, Chief Human Resources Officer

Dated: March 6, 2023

EXHIBIT B

OLDER WORKERS BENEFIT PROTECTION ACT DISCLOSURE NOTICE

The following information is provided under the Older Workers Benefit Protection Act (OWBPA), which requires employers to provide specific information to employees who are 40 years of age or older and asked to execute a release of claims in exchange for severance and other benefits provided to you in connection with a group termination program.

Foot Locker, Inc. (the “Company”) has identified opportunities to implement changes to our organization to further enhance the customer experience, drive additional operating efficiencies, and better position the Company for growth. The result of this business decision is that you and certain employees will separate from employment with the Company, or one of its subsidiaries or affiliated entities, commencing on January 23, 2023.

The portion of the Company’s organizational structure from which employees for this group termination program were considered for potential job loss is referred to as the “decisional unit.” The decisional unit consists of senior executives of the Company. The criteria used in the selection of candidates in this decisional unit for this group termination program included (1) an assessment of need for the position and capabilities, and (2) a comparison of the relative skill sets of the incumbents in the roles under consideration. Employees in this decisional unit selected for this group termination program are eligible for severance payment conditioned upon individual employment agreements and/or offer letters, as applicable.

The chart below contains a list of the ages (as of January 23, 2023) and job titles of employees in this decisional unit who were selected for this group termination program and offered consideration in exchange for signing a release, and the ages and job titles of employees in the same decisional unit who were not selected.

Business Title	Age on 1/23/2023	Number Selected	Number Not Selected
Executive Vice President, Chief Financial Officer	53	1
Executive Vice President (former Chief Human Resources Officer)	56	1
Executive Vice President, Chief Commercial Officer	49		1
Executive Vice President, Chief Strategy and Transformation Officer	44	1

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Executive Vice President, General Counsel and Secretary	62		1
Executive Vice President, Global Lockers and Champs	45	1

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EXHIBIT C

BENEFITS TRANSITION SUMMARY

Name: Andy Gray

Separation Date: January 23, 2023

The following shows the effect of your separation on your benefits through Foot Locker, Inc., including its affiliated companies (“Foot Locker”).

Severance Benefit *Per the Additional Offer Letter Provisions

●     $952,500, which reflects 1.5 times your annual salary, less applicable taxes and withholdings

●     Severance benefit is payable to you in lump sum within 10 days following the 7-day revocation period after your execution of the Separation Agreement and General Release (the “Separation Agreement”), provided that you sign, return, and do not revoke the Separation Agreement.

Additional Consideration Payment

●     $1,623,000, less applicable taxes and withholdings

●     Payable to you in lump sum within 10 days following the 7-day revocation period after your execution of the Separation Agreement and General Release (the “Separation Agreement”), provided that you sign, return, and do not revoke the Separation Agreement.

Benefits – end on the last day of the month of the Separation Date (January 31, 2023)

●     Medical

●     Dental

●     Vision

●     Health Care Flexible Spending Account

●     Dependent Care Flexible Spending Account

●     Employee Assistance Plan

●     Basic Life Insurance

●     Optional Term Life Insurance

●     Dependent (Spousal and Child) Life Insurance

Benefits – end on the Separation Date (January 23, 2023)

●     Short-Term Disability

●     Short-Term Disability Buy Up

●     Long-Term Disability

●     Business Travel Accident Insurance

●     Workers’ Compensation Insurance

●     Voluntary Accidental Death and Dismemberment

●     Tuition Reimbursement

●     Career Milestone/Service Award Program

●     Employee Discount Program

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● Executive Benefits (Executive Car Reimbursement, Financial Planning and Executive Life/Disability) ● Foot Locker Extras/Corestream Program (including Pet, Auto, Legal, and Home insurance)
Medical and Dental COBRA coverage	Immediately following the Separation Date, you will be entitled to elect continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), subject to the terms and conditions of the Company’s medical and dental benefit plans and the provisions of COBRA. If you timely and properly elect COBRA continuation coverage, you may be permitted to continue participation in the Plan under COBRA by continuing to pay premiums to the Employer at the contribution level in effect for active employees until the earliest of: (i) the expiration of eighteen (18) months following the Separation Date; (ii) the date the you become covered under another employer's health plan; or (iii) the expiration of the maximum COBRA continuation coverage period for which you are eligible under federal law. At the end of this period, you shall be eligible to continue coverage, pursuant to COBRA, and shall be responsible for the entire COBRA premium for the remainder of the applicable COBRA continuation period.
401(k)	Eligibility will cease as of your Separation Date. If you have a balance in the plan upon separation from Foot Locker, you can contact Principal, the plan administrator, about 2 weeks after your Separation Date to receive a distribution package. Please review the information and submit your elections. If your balance in the plan is $1,000 or more, you may leave your funds in the plan or elect to roll it over. If your balance is less than $1,000, you will receive a distribution package within 4 weeks of your Separation Date and if you do not make an election, you will be issued a distribution check. If you have an outstanding loan in the Plan, your outstanding balance will automatically become due on the first day of the month following 90 days after your Separation Date. If you do not repay your loan within this time, the amount due will be treated as a taxable distribution to you, along with any other amounts actually paid to you in the year you terminate.
Stock Purchase Plan	Eligibility in the program will cease as of your Separation Date. You will be refunded your outstanding contribution balance in your account as soon as administratively feasible. If you are at least age 55 and terminate within 4 months of the Annual Purchase Date, you may remain a participant and purchase shares on the next purchase date.
Long Term Incentive (“LTI”) Awards	Any unvested stock options, restricted stock units, and performance stock units as of your Separation Date will be treated per the terms of the 2007 Stock Incentive Plan.

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Please log on to Siebert for more information on your LTI awards at www.siebert.com
Vacation Payout	If on your Separation Date you have unused accrued vacation time, you will receive payment with your last regularly scheduled paycheck, or as soon as it is administratively feasible.
Outplacement Program	You will be eligible for 12 months of outplacement services provided by the IMPACT Group.

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Exhibit D

Summary of Outstanding Equity Awards

as of January 23rd, 2023

Time-Based Restricted Stock Units

Under the Foot Locker 2007 Stock Incentive Plan (“Stock Incentive Plan”), as amended and restated, outstanding time-based RSUs will be forfeited on your Separation Date.

Stock Options

Under the Stock Incentive Plan, unvested stock options will be forfeited upon your Separation Date. Unexercised vested stock options may be exercised through a one-year period following your Separation Date.

Stock Options Grant	Grant Date	Forfeiture Date	Options	Exercise Price
9108	3/24/2021	1/23/2024	3,224	$53.61
9000	3/25/2020	1/23/2024	9,948	$21.60
8885	3/27/2019	1/23/2024	4,365	$58.94
8676	3/28/2018	1/23/2024	6,073	$44.78
8658	10/2/2017	1/23/2024	25,606	$34.75
8572	3/22/2017	1/23/2024	6,419	$72.83
8469	3/23/2016	1/23/2024	6,336	$63.79
8396	3/25/2015	1/23/2024	2,500	$62.11
8092	3/26/2014	1/23/2024	1,400	$45.08

PSU Grants

Unvested PSUs will be forfeited on your Separation Date.

* All compensation plan descriptions herein are qualified in their entirety by reference to such plan documents.

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Contact Information for Siebert:

Phone: (800) 338-3965

Int'l: +1 (402) 342-6000

Email: shareplansupport@siebert.com

Confidential: This document is prepared using estimates for illustration purposes. Actual values are subject to change.

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